                                                                     Exhibit 4.7

                               LDK SOLAR CO., LTD.

                  SERIES C PREFERRED SHARES PURCHASE AGREEMENT

THIS SERIES C PREFERRED SHARES PURCHASE AGREEMENT (this "AGREEMENT") is made as of this December 15, 2006, by and among LDK Solar Co., Ltd., a company organized and existing under the laws of the Cayman Islands (the "COMPANY"), Jiangxi LDK Solar Hi-Tech Co., Ltd. (Chinese Characters LDK Chinese Characters), a company organized and existing under the laws of the PRC (the "PRC SUBSIDIARY"), each of the investors set forth in Schedule A attached hereto (each an "INVESTOR" and collectively, the "INVESTORS") and Mr. Peng Xiaofeng (the "FOUNDER").

                                   WITNESSETH

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to them in the Schedule of Definitions.

2.   PURCHASE AND SALE OF SECURITIES

2.1  Sale and Issuance of Series C Preferred Shares

     (i) The Company shall adopt on or before the Closing (defined below) the Memorandum and Articles in substantially the form attached hereto as Exhibit A and file such Memorandum and Articles with the Registrar of Companies of the Cayman Islands within fifteen (15) days of such adoption.

     (ii) On or prior to the Closing, the Company shall have authorized (i) the sale and issuance to the Investors of the Series C Preferred Shares (defined below); and (ii) the issuance of the Conversion Shares upon conversion of the Series C Preferred Shares pursuant to the Memorandum and Articles. The Series C Preferred Shares shall have the rights, preferences, privileges and restrictions set forth in the Memorandum and Articles.

     (iii) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing that number of the Series C Preferred Shares set forth opposite such Investor's name on Schedule A attached hereto for the purchase price set forth thereon (collectively, the "SUBSCRIPTION PRICE"). It is understood that the aggregate number of Series C Preferred Shares to be issued by the Company at the Closing shall be 3,000,000 shares, representing a 3.312% ownership in the Company immediately after the Closing (the "INITIAL OWNERSHIP"). For the avoidance of doubt, the calculation of the Initial Ownership hereunder and any adjustment to such ownership under Section 2.4 shall be based on the total issued and outstanding 75,000,000 Ordinary Shares plus the total issued and outstanding 15,580,000 Preferred Shares, without consideration of any shares issued pursuant to the Company Option Plan.

2.2  Closing

     Subject to the satisfaction or waiver of the conditions to closing set forth in Section 5 and Section 6 of this Agreement, the purchase and sale of the Series C Preferred Shares set forth on Schedule A shall take place at the offices of Clifford Chance LLP, 40th Floor, the Bund Center, No. 222 Yan An Road East, Shanghai 200002, PRC, at 10:00 a.m., on or prior to December 19, 2006, or at such other time and place as the Company and the Investors may mutually agree upon orally or in writing (which time and place are designated herein as the "CLOSING").

2.3  Closing Delivery

     At the Closing, the Company shall deliver to each Investor a certificate or certificates in form reasonably satisfactory to such Investor evidencing the Series C Preferred Shares purchased by such Investor, registered in such Investor's or its nominee's name as evidenced by delivery of a certified copy of the Company's Register of Members, reflecting such Investor's ownership of the Series C Preferred Shares purchased hereunder, against delivery to the Company of the purchase price therefore in the amount specified in column 4 of Schedule A attached hereto, by a wire transfer of United States Dollars in immediately available funds or by other payment methods mutually agreed to by Company and the Investors.

2.4  Ownership Adjustments

     (i)  Following the issue by the Auditor of the 2006 Audited Income
          Statement:

          (a) if the 2006 Net Earnings are equal to or more than the Guaranteed 2006 Net Earnings and the final ownership of the holders of the Series A-1 Preferred Shares and the holders of the Series A-2 Preferred Shares (collectively, the "SERIES A SHAREHOLDERS") is to remain unchanged in accordance with Section 2.4(i) of the Share Purchase Agreement, dated as of July 28, 2006, by and among the Company, the Founder and the Series A Shareholders, which is amended by that certain Amendment to the Share Purchase Agreement dated as of September 15, 2006 (as amended, the "SERIES A SHARE PURCHASE AGREEMENT"), then the final ownership of the Investors in the Company after adjustment (the "FINAL OWNERSHIP") shall remain unchanged as the Initial Ownership of the Investors in the Company. For purposes of this Section 2.4, the calculation of the Final Ownership of the Investors in the Company and any adjustment to such ownership hereunder shall be effected by dividing the total number of issued and outstanding Series C Preferred Shares by the sum of the total issued and -- outstanding Ordinary Shares (being 75,000,000) and the total number of issued and outstanding Preferred Shares (defined below), all on an as-converted basis, as of the date of the Closing or the date of adjustment, as the case may be.

          (b) if the 2006 Net Earnings are less than the Guaranteed 2006 Net Earnings and the final ownership of the Series A Shareholders is to be adjusted in accordance with Section 2.4(i)(b) of the Series A Share Purchase Agreement, in order for the Final Ownership to remain unchanged as the Initial Ownership of the Investors in the Company, the respective Conversion Rate at which the Series A-1 Preferred Shares and the Series A-2 Preferred Shares (collectively, the "SERIES A PREFERRED

               SHARES"), the Series B Preferred Shares and the Series C Preferred Shares are converted into Ordinary Shares shall be appropriately adjusted so that (A) the final ownership of the Series A Shareholders in the Company (calculated by dividing the total number of issued and outstanding Series A Preferred Shares by the sum of the total number of issued and outstanding Ordinary Shares (being 75,000,000) and the total number of issued and outstanding Preferred Shares, all on an as-if converted basis, as of the date of the adjustment) shall be equal to the number derived from the formula set forth in Section 2.4(i)(b) of the Series A Share Purchase Agreement; (B) the final ownership of the Series B Shareholders in the Company (calculated by dividing the total number of issued and outstanding Series B Preferred Shares by the sum of the total number of issued and outstanding Ordinary Shares (being 75,000,000) and the total number of issued and outstanding Preferred Shares, all on an as-if converted basis, as of the date of the adjustment) shall be equal to the initial ownership of the Series B Shareholders as set forth in Section 2.1(iii) of the Series B Preferred Shares Purchase Agreement, dated as of September 15, 2006, by and among the Company, the Founder and the Series B Shareholders, which is amended by that certain Amendment to the Series B Preferred Shares Purchase Agreement, dated September 26, 2006 (as amended, the "SERIES B SHARE PURCHASE AGREEMENT"); and (C) the Final Ownership of the Investors in the Company shall be equal to the Initial Ownership of the Investors in the Company.

     (ii) Following the issue by the Auditor of the 2006/2007 Audited Income
          Statement:

          (a) If the 2006/2007 Net Earnings are equal to or more than the Guaranteed 2006/2007 Net Earnings and the final ownership of the Series B Shareholders in the Company is to remain unchanged in accordance with Section 2.4(ii)(a) of the Series B Share Purchase Agreement, then the Final Ownership shall remain unchanged as the Initial Ownership of the Investors in the Company.

          (b) If the 2006/2007 Net Earnings are less than the Guaranteed 2006/2007 Net Earnings and the final ownership of the Series B Shareholders in the Company is to be adjusted in accordance with
               Section 2.4(ii)(b) of the Series B Purchase Agreement, in order for the Final Ownership to remain unchanged as the Initial Ownership of the Investors in the Company, the respective Conversion Rate at which the Preferred Shares are converted into Ordinary Shares shall be appropriately adjusted so that (A) the final ownership of the Series A Shareholders in the Company (calculated by dividing the total number of issued and outstanding Series A Preferred Shares by the sum of the total number of issued and outstanding Ordinary Shares (being 75,000,000) and the total number of issued and outstanding Preferred Shares, all on an as-if converted basis, as of the date of the adjustment) shall remain unchanged as the ownership of the Series A Shareholders adjusted, if any, according to Section 2.4(i)(b) of the Series A Share Purchase Agreement; (B) the final ownership of the Series B Shareholders in the Company (calculated by dividing the total number of issued and outstanding Series B Preferred Shares by the sum of the total number of issued and outstanding Ordinary Shares (being 75,000,000) and the total number of issued and outstanding Preferred Shares, all on an as-if converted basis, as of the date of the adjustment) shall be equal to the number derived from the formula set forth in
               Section 2.4(ii)(b) of the Series B Share Purchase Agreement; and
               (C) the Final Ownership of the Investors in the Company shall be equal to the Initial Ownership of the Investors in the Company.

     (iii) Following the issue by the Auditor of the 2007 Audited Income
          Statement:

          (a) if the 2007 Net Earnings are equal to or more than the Guaranteed 2007 Net Earnings, then the respective Conversion Rate of the Preferred Shares shall be appropriately adjusted so that (A) the final ownership of the Series A Shareholders in the Company (calculated by dividing the total number of issued and outstanding Series A Preferred Shares by the sum -- of the total number of issued and outstanding Ordinary Shares (being 75,000,000) and the total number of issued and outstanding Preferred Shares, all on an as converted basis, as of the date of the adjustment) shall remain unchanged as the ownership of the Series A Shareholders adjusted, if any, according to Section 2.4(i)(b) of the Series A Share Purchase Agreement; (B) the final ownership of the Series B Shareholders in the Company (calculated by dividing the total number of issued and outstanding Series B Preferred Shares by the sum of the total number of issued and outstanding Ordinary Shares (being -- 75,000,000) and the total number of issued and outstanding Preferred Shares, all on an as converted basis, as of the date of the adjustment) shall remain unchanged as the ownership of the Series B Shareholders adjusted, if any, according to Section 2.4(ii)(b) of the Series B Share Purchase Agreement; and (C) the Final Ownership shall remain unchanged as the Initial Ownership of the Investors in the Company.

          (b) if the 2007 Net Earnings are less than the Guaranteed 2007 Net Earnings but are equal to or more than US$100,000,000, the Final Ownership of the Investors in the Company shall be adjusted in accordance with the following formula promptly following the issue of the 2007 Audited Income Statement:

                         GE07
               FO = IO x ----
                         AE07

               For purposes of the foregoing formula, the following definitions shall apply: (1) FO shall mean the Final Ownership after adjustment in accordance with this Section 2.4(iii)(b); (2) IO shall mean the Initial Ownership of the Investors in the Company;
               (3) AE07 shall mean the actual 2007 Net Earnings; and (4) GE07 shall mean the Guaranteed 2007 Net Earnings.

               The adjustment of the Final Ownership as contemplated in Section 2.4(iii)(b) above shall be effected by adjusting the respective Conversion Rate of the Preferred Shares so that (A) the final ownership of the Series A Shareholders (calculated by dividing the total number of issued and outstanding Series A Preferred Shares by the sum of the total number of issued and outstanding Ordinary Shares (being 75,000,000) and the total number of issued and outstanding Preferred Shares, all on an as-converted basis, as of the date of the adjustment) shall remain unchanged as the ownership of the Series A Shareholders adjusted, if any, according to Section

               2.4(i)(b) of the Series A Share Purchase Agreement; (B) the final ownership of the Series B Shareholders (calculated by dividing the total number of issued and outstanding Series B Preferred Shares by the sum of the total number of issued and outstanding Ordinary Shares (being 75,000,000) and the total number of issued and outstanding Preferred Shares, all on an as-converted basis, as of the date of the adjustment) shall remain unchanged as the ownership of the Series B Shareholders adjusted, if any, according to Section 2.4(ii)(b) of the Series B Share Purchase Agreement; and (C) the Final Ownership of the Investors in the Company shall be equal to the number derived from the formula set forth in Section 2.4(iii)(b) of this Agreement.

          (c) if the 2007 Net Earnings are less than US$100,000,000 and the final ownership of the Series A Shareholders is to be adjusted in accordance with Section 2.4(ii)(b) of the Series A Share Purchase Agreement, then the respective Conversion Rate of the Preferred Shares shall be appropriately adjusted so that (A) the final ownership of the Series A Shareholders (calculated by dividing the total number of issued and outstanding Series A Preferred Shares by the sum of the total number of the issued and outstanding Ordinary Shares (being 75,000,000) and the total number of issued and outstanding Preferred Shares, all on an as-converted basis, as of the date of the adjustment) shall be equal to the number derived from the formula set forth in Section 2.4(ii)(b) of the Series A Share Purchase Agreement; (B) the final ownership of the Series B Shareholders (calculated by dividing the total number of issued and outstanding Series B Preferred Shares by the sum of the total number of the issued and outstanding Ordinary Shares (being 75,000,000) and the total number of issued and outstanding Preferred Shares, all on an as-converted basis, as of the date of the adjustment) in the Company shall remain unchanged as the ownership of the Series B Shareholders adjusted, if any, according to Section 2.4(ii)(b) of the Series B Share Purchase Agreement; and (C) the Final Ownership of the Investors in the Company shall remain unchanged as the ownership of the Investors adjusted according to Section 2.4(iii)(b) of this Agreement.

     (iv) To effect the ownership adjustment as set forth in Sections 2.4(i),
          (ii) and (iii) above, the applicable Conversion Rate of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares shall be adjusted in accordance with the following formulas:

                                  TS
               CR(A) = FO(A) x ---------
                               4,580,000

                                  TS
               CR(B) = FO(B) x ---------
                               8,000,000

                                  TS
               CR(C) = FO(C) x ---------
                               3,000,000

          For purposes of the foregoing formulas, the following definitions shall apply: (1) CR(A) shall mean the effective Conversion Rate of the Series A Preferred Shares at which the Series A Preferred Shares are converted into Ordinary Shares in accordance with this Section 2.4;
          (2) CR(B) shall mean the effective Conversion Rate of the Series B Preferred Shares at which the Series B Preferred Shares are converted into Ordinary Shares in accordance with this Section 2.4; (3) CR(C) shall mean the effective Conversion Rate of the Series C Preferred Shares at which the Series C Preferred Shares are converted into Ordinary Shares in accordance with this Section 2.4; (4) FO(A) shall mean the final ownership of the holders of the Series A Preferred Shares in the Company as adjusted according to Section 2.4 of the Series A Share Purchase Agreement; (5) FO(B) shall mean the final ownership of the holders of the Series B Preferred Shares in the Company as adjusted according to Section 2.4 of the Series B Share Purchase Agreement; (6) FO(C) shall mean the Final Ownership of the Investors in the Company as adjusted according to Section 2.4 hereof; and (7) TS shall mean the total number of Ordinary Shares to be issued and outstanding, on an as-converted basis, as of the date of the Closing or the date of adjustment, as the case may be, which shall be equal to the number derived from the following formula:

                          75,000,000
                  TS= -------------------
                      1-FO(A)-FO(B)-FO(C)

     (v) Notwithstanding anything contained herein to the contrary, the Investors agree not to make any adjustment to the ownership with respect to the 2007 Audited Income Statement under Section 2.4(iii) hereof if the 2007 Net Earnings is no less than US$104,500,000.

     (vi) Notwithstanding the above, in the event a Qualified IPO consummates or is expected to consummate prior to December 31, 2007, the Company agrees to perform a special audit of the interim period covering the number of complete months prior to such date. If the actual 2007 Net Earnings is less than the Guaranteed 2007 Net Earnings, each on a pro rata basis, then the Final Ownership of Investors in the Company shall be adjusted, prior to the consummation of the Qualified IPO, in accordance with the formulas and principles set forth in this Section 2.4, except the actual adjustment will be made on a pro rata basis. For purpose of the pro rata adjustment to be made in accordance with this Section 2.4(v), the Guaranteed 2007 Net Earnings allocable to the first six (6) months of 2007 shall be US$50,000,000 and the Guaranteed 2007 Net Earnings allocable to the last six (6) months of 2007 shall be US$60,000,000.

          For the avoidance of doubt, both the pro rata Guaranteed 2007 Net Earnings and the pro rata 2007 Net Earnings shall be calculated on a monthly basis, and for purposes of this Section 2.4(vi), the pro rata Guaranteed 2007 Net Earnings shall be derived from the following formulas:

          (A)  if the Qualified IPO consummates prior to June 30, 2007,

               US$50,000,000 x N
               -----------------
                      6

          PNE =

          (B)  if the Qualified IPO consummates on or after July 1, 2007,

          PNE= US$50,000,000 + US$10,000,000 x (N-6)

          For purposes of the foregoing formulas, the following definitions shall apply: (1) PNE shall mean the pro rata Guaranteed 2007 Net Earnings and (2) N shall mean the number of complete months that have been audited by the special audit pursuant to this Section 2.4(vi).

     (vii) Notwithstanding the above, the parties hereto may agree from time to time, based on legal advice mutually acceptable to the Company and the Investors, on any other method to effect the adjustment to the final ownership of the Series A Shareholders and the Final Ownership of the Investors to be equal to the amounts derived from the formulas and principles set forth in this Section 2.4. For the avoidance of doubt, the Investors' Final Ownership after any adjustment made under this
          Section 2.4 shall not be lower than their ownership before such adjustment.

     (viii) Notwithstanding anything contained herein to the contrary, in the event there shall be any conflict between the provisions set forth in this Section 2.4 and the provisions contained in the Memorandum and Articles, then the provisions of the Memorandum and Articles shall prevail.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE PRC SUBSIDIARY AND THE FOUNDER

The Company, the PRC Subsidiary and the Founder jointly and severally represent and warrant to the Investors as of the date of this Agreement and as of the Closing that, other than as set forth in the Disclosure Schedule (the "DISCLOSURE SCHEDULE") with specific reference to the section to which exception is being taken:

3.1  Organization, Good Standing and Qualification

     (i) Each member of the Company Group is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each member of the Company Group has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which it operates business and the failure to so qualify would have a Material Adverse Effect.

     (ii) The Company is an exempted company duly organized, validly existing and in good standing under the laws of Cayman Islands, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which it operates business and the failure to so qualify would have a Material Adverse Effect. The Company is a holding company and since its formation has not engaged in any business operation, been a party to any agreement, contract or commitment, or incurred any liability or obligation other than in the course of forming and holding its equity interest in the PRC Subsidiary and those relating solely to the transactions contemplated under this Agreement and the Ancillary Agreements.

     (iii) The PRC Subsidiary is a wholly foreign-owned enterprise, duly organized and validly existing under the laws of the PRC. The formation of the PRC Subsidiary was duly approved by MOFCOM or its authorized local counterpart. The PRC Subsidiary has the corporate power and authority to own and operate its properties and to carry on its business as specified in the scope of business in the business license issued to the PRC Subsidiary.

3.2  Capitalization and Voting Rights

     (i) The authorized capital is and as of the Closing will be US$15,000,000. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

          (a) Ordinary Shares. 134,000,000 ordinary shares, par value US$0.10 per share (the "ORDINARY SHARES"), of which 75,000,000 shares are issued and outstanding, and 59,000,000 are reserved for issuance upon conversion of the Preferred Shares issued and outstanding as of the Closing Date, upon the exercise of the Warrants as well as upon the exercise of stock options granted under the Company Option Plan.

          (b) Preferred Shares. 16,000,000 preferred shares, (1) 3,275,109 of which have been designated Series A-1 Preferred Shares, par value US$0.10 per share (the "SERIES A-1 PREFERRED SHARES"), 3,000,000 of which are issued and outstanding; (2) 1,724,891 of which have been designated Series A-2 Preferred Shares, par value US$0.10 per share (the "SERIES A-2 PREFERRED SHARES"), 1,580,000 of which are issued and outstanding; (3) 8,000,000 of which have been designated Series B Preferred Shares, par value US$0.10 per share (the "SERIES B PREFERRED SHARES"), all of which are issued and outstanding; and (4) 3,000,000 of which have been designated Series C Preferred Shares, par value US$0.10 per share (the "SERIES C PREFERRED SHARES", together with the Series A-1 Preferred Shares, the Series A-2 Preferred Shares and the Series B Preferred Shares, the "PREFERRED SHARES"), none of which has been issued and outstanding.

     (ii) The registered capital of the PRC Subsidiary is US$83,600,000 as of the Closing, all of which is owned by the Company and has been fully paid for.

     (iii) On the date hereof and at the Closing, the issued and outstanding share capital of the Company is and will be as set forth in Section 3.2(iii) of the Disclosure Schedule, which lists all shareholders owning issued and outstanding shares of the Company, together with the number held by each.

     (iv) Section 3.2(iv) of the Disclosure Schedule shows an accurate and true list of all outstanding securities of the Company and the PRC Subsidiary and their respective holders to be in effect immediately following the Closing.

     (v) As of the date hereof and the Closing, except as provided in this Agreement, the Ancillary Agreements, the Company Option Plan, the Warrants and the rights and privileges of the Preferred Shares under the Memorandum and Articles, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements or agreements of any kind for the purchase or acquisition from the Company or the PRC Subsidiary of any of their securities.

     (vi) Except as may be provided by the terms of the Preferred Shares or as otherwise set forth in Section 3.2(vi) of the Disclosure Schedule, neither the Company nor the PRC Subsidiary is subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any equity interest held by its shareholders or to purchase or otherwise acquire or retire any of its other outstanding securities.

3.3  Group Structure

     (i) Section 3.3(i) of the Disclosure Schedule lists each Group Company, and correctly sets forth the capitalization of such Group Company, the Company's ownership interest therein, the interest of any other Person therein, the nature of legal entity which the Group Company constitutes, the jurisdiction in which the Group Company was organized, each jurisdiction in which the Group Company is required to be qualified or licensed to do business as a foreign Person and a brief summary of the Group Company's business.

     (ii) Except in respect of any interest held in any Group Company, none of the Company or the Group Companies has any Subsidiaries or owns or controls, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity. Except as set forth in Section 3.3(ii) of the Disclosure Schedule, none of the Company or the Group Companies maintains any offices or any branches.

     (iii) In respect of any ownership interest held in a Group Company by the Company or another Group Company, as described in Section 3.3(i) of the Disclosure Schedule, (a) the Company or such Group Company holds good and valid title to such ownership interest free and clear of all restrictions on transfer or other encumbrances, other than those restrictions on transfer or other encumbrances created by the Ancillary Agreements or the constitutional documents, (b) such ownership interest was acquired in compliance with all Applicable Laws, including those promulgated by SAFE and those regulating the offer, sale or issuance of securities generally, and (c) there are no outstanding options or rights for the purchase or acquisition from the Company or such Group Company of such ownership interest. There are no outstanding options, warrants, rights (including registration, conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements or agreements of any kind for the purchase or acquisition from any Group Company of any of its equity. None of the Group Companies is subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any interest held by its equity holders or to purchase or otherwise acquire or retire any of its securities.

     (iv) In respect of the PRC Subsidiary, as of the Closing, the full amount of the registered capital thereof has been contributed, such contribution has been duly verified by a certified accountant registered in the PRC and the accounting firm employing such accountant, and the report of the certified accountant evidencing such verification has been registered with the SAIC or its authorized local counterpart.

3.4  Authorization

     Each of the Company, the PRC Subsidiary and the Founder has all requisite power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party and to carry out and perform its obligations thereunder. All corporate action on the part of each of the Company, the PRC Subsidiary and their respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and each of the Ancillary Agreements to which it is a party, the performance of all obligations of each of the Company and the PRC Subsidiary thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery by the Company of the Series C Preferred Shares being sold hereunder and the Ordinary Shares issuable upon conversion of such Series C Preferred Shares, has been taken or will be taken prior to the Closing. This Agreement and each of the Ancillary Agreements to which each of the Company, the PRC Subsidiary or the Founder is a party have been duly executed and delivered by each of the Company, the PRC Subsidiary and the Founder, and constitute valid and legally binding obligations thereof, enforceable thereagainst in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Any preemptive rights or rights of first refusal with respect to the issuance of the Series C Preferred Shares or the Ordinary Shares to be issued upon conversion of the Series C Preferred Shares have been duly waived.

3.5  Valid Issuance of the Series C Preferred Shares

     (i) The Series C Preferred Shares that are being purchased by or issued to the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement against payment of the Subscription Price will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than such restrictions on transfer as may be imposed by this Agreement, the Ancillary Agreements or the Memorandum and Articles. The Ordinary Shares issuable upon conversion of the Series C Preferred Shares purchased under this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Memorandum and Articles, will be duly and validly issued, fully paid, and non-assessable and will be free of restrictions on transfer other than such restrictions on transfer as may be imposed by this Agreement, the Ancillary Agreements or the Memorandum and Articles.

     (ii) All presently outstanding shares of the Company are duly and validly issued, fully paid and non-assessable, and in each case such shares have been issued in full compliance with the requirements of all applicable securities laws and regulations, including to the extent applicable, the Securities Act and all other antifraud and other provisions of applicable securities laws and regulations.

3.6  Licenses

     (i) Section 3.6 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material to the business or operations of the Group Companies, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Company has delivered to the Investors true and complete copies of all such Licenses.

          (a) Each Group Company owns or validly holds all Licenses that are necessary to conduct its business and own and operate its assets and properties as presently conducted and operated, and can obtain, without undue burden or expense, all Licenses for the conduct of its businesses as currently conducted and as proposed to be conducted;

          (b) Each License listed in Section 3.6 of the Disclosure Schedule is valid, binding and in full force and effect; and

          (c) No Group Company is or has at any time been, or has received any notice that it is or has at any time been, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

     (ii) Without limiting the generality of paragraph (i) above, all Licenses required under PRC laws for the due and proper establishment and operation of the PRC Subsidiary and the consummation of the transactions contemplated hereby have been duly obtained from the relevant Governmental Authority and are in full force and effect; all filings and registrations with the relevant PRC Governmental Authority required in respect of the PRC Subsidiary and its operations, including but not limited to registration with MOFCOM, SAIC, and SAFE have been duly and timely completed in accordance with the relevant PRC laws; the consummation of the transactions contemplated under this Agreement and each of the Ancillary Agreements will not result in a termination or revocation of any of the Material Licenses; each Group Company is in compliance with applicable requirements of the relevant tax bureau, customs authorities and product registration authorities to which it and its business are subject.

3.7  Consents

     No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other third party on the part of any of the Company, the PRC Subsidiary or the Founder will be required in connection with the execution, delivery and performance of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated thereby which has not already been secured or effected or will be secured or effected prior to the Closing.

3.8  Offering

     The Series C Preferred Shares and the Ordinary Shares to be issued upon conversion of the Series C Preferred Shares have not been, and will not be, registered under the Securities Act and are made subject of sale and purchase under this Agreement, to the extent they are so made herein, pursuant to an exemption from registration requirements of the Securities Act. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Series C Preferred Shares and the Ordinary Shares to be issued upon conversion of the Series C Preferred Shares (when issued), as contemplated by this Agreement, is exempt from the registration and prospectus delivery requirements of the Securities Act and any applicable securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action that would cause the loss of such exemption.

3.9  Business Plan and Budget

     The business plan and budget dated November 24, 2006, as amended (the "2006 BUSINESS PLAN AND BUDGET") was previously delivered to the Investors by the Company and is attached as Exhibit C hereto. The 2006 Business Plan and Budget, including an annual profit and loss projection of the PRC Subsidiary for the fiscal years ending December 31, 2006 and 2007 as well as for the fiscal period from July 1, 2006 to June 30, 2007, does not contain any untrue statement of a material fact, nor does it omit to state a material fact necessary to make the statements therein not misleading, except that with respect to assumptions, projections and expressions of opinion or predictions contained in the 2006 Business Plan and Budget, the Company represents only it believes there is a reasonable basis therefor.

3.10 Books and Records; Minutes

     All accounts, ledgers, material files, documents, instruments, papers, books and records relating to the business, operations, conditions (financial or other) of each member of the Company Group, results of operations, and assets and properties of each member of the Company Group (collectively, the "BOOKS AND RECORDS"), each as supplied to the Investors, are true, correct, complete and current in all material respects, there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they have been maintained in accordance with relevant legal requirements and industry standards, as applicable, including the maintenance of an adequate system of internal controls. The minute books of each member of the Company Group, as made available to Investors and their representatives, contain complete and accurate records of all meetings of and corporate actions or written consents by the shareholders and the board of such member of the Company Group and, to the extent that such minute books are deficient, all material information not contained in such minutes has been conveyed to the Investors in other written form.

3.11 Tax Matters

     All Tax Returns required to be filed in respect of each member of the Company Group have been duly and timely filed, have been prepared in compliance with Applicable Law, and are true, correct and complete. All Taxes due and payable by each member of the Company Group, whether or not shown as due on such Tax Returns, have been fully paid when due. Each member of the Company Group has established adequate reserves on their respective books of account for all Taxes and for the liability for deferred income Taxes payable in respect of such member of the Company Group. There have been no extraordinary examinations or audits of any tax returns or reports by any applicable governmental agency.

3.12 Independent Audit Reports

     (i) The Company has delivered to the Investors and attached as Section 3.12(i) of the Disclosure Schedule the independent audit reports (the "INDEPENDENT AUDIT REPORTS") for the nine month period ended September 30, 2006, which have been prepared under US GAAP and audited by the Auditor (the last date being the "REPORT DATE") and the financial forecast for the twelve months ending December 31, 2007 of the Company. The financial forecast is complete and correct in all material respects and present fairly the financial condition and position of the Company Group as of the Report Date, and is reviewed and signed off by KPMG in accordance with the IFRS.

     (ii) There are no debts, liabilities, or claims owed by or against any member of the Company Group, of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than liabilities set forth in the Independent Audit Reportor disclosed in
          Section 3.12(ii) of the Disclosure Schedule. None of the members of the Company Group is a guarantor or indemnitor of, or has provided security for, any indebtedness of any Person.

     (iii) Except as otherwise disclosed in Section 3.12(iii) of the Disclosure Schedule, all of the accounts receivable and notes receivable owing to each member of the Company Group, including without limitation all accounts receivable and notes receivable set forth on the Review Report, constitute valid and enforceable claims other than accounts receivable and notes receivable which individually and in the aggregate would not result in a Material Adverse Event if unpaid, and are good and collectible in the ordinary course of business in all material respects, net of any reserves shown on the Independent Audit Report(which reserves are adequate and were calculated on a basis consistent with IFRS), and no further goods or services are required to be provided in order to complete the sales and to entitle such Person to collect in full. There are no material contingent or asserted claims, refusals to pay, or other rights of set-off with respect to any member of the Company Group.

3.13 Absence of Changes

     Since the Report Date, except as otherwise disclosed in Section 3.13 of the Disclosure Schedule:

     (i) None of the members of the Company Group has entered into any transaction that was not in the ordinary course of business.

     (ii) There has been no Material Adverse Event (individually or when separate events are taken together) with respect to any member of the Company Group or the Company Group taken as a whole.

     (iii) None of the members of the Company Group has incurred any obligation or liability except obligations or liabilities incurred in the ordinary course of business.

     (iv) There has been no resignation or termination of employment of any Senior Manager of any member of the Company Group, and the Company has no Knowledge of any impending resignation or termination of employment of any Senior Manager of any member of the Company Group.

     (v) There has been no labor dispute involving any member of the Company Group or any of its respective employees and none is pending or threatened.

     (vi) There has been no material change in any compensation arrangement or agreement with any employee of any member of the Company Group.

     (vii) There have been no loans or guarantees made by any member of the Company Group to or for the benefit of any Person, other than travel advances and other advances made to employees in the ordinary course of business.

     (viii) There has been no waiver by any member of the Company Group of a material right or debt owing to such member.

     (ix) No member of the Company Group has purchased, acquired, sold, leased, granted a security interest in, pledged, mortgaged, created a lien in, or otherwise transferred a material portion of any material asset, whether tangible or intangible, other than the sale of inventory in the ordinary course of business and other than the creation of liens for taxes not yet due or payable.

     (x) There has been no material change to, or termination of, any Material Contracts, no member of the Company Group has entered into any new Material Contracts other than those listed in Section 3.15 of the Disclosure Schedule, and there has been no change to the charter document of any member of the Company Group.

     (xi) There has been no declaration, setting aside or payment or other distribution in respect of any of the share capital of any member of the Company Group, or any direct or indirect redemption, purchase or other acquisition of any such share capital by any member of the Company Group.

     (xii) None of the members of the Company Group has incurred any indebtedness for money borrowed.

     (xiii) There has been no damage to, destruction or loss of physical property (whether or not covered by insurance) materially affecting the business or operations of any member of the Company Group.

     (xiv) There has been no agreement or commitment by any member of the Company Group to do any of the things described in this Section 3.13.

3.14 Litigation

     Except as set forth in Section 3.14 of the Disclosure Schedule, there are no legal actions, suits, proceedings or claims pending in any jurisdiction in which the members of the Company Group operate, are organized or licensed to do business, or, to the Knowledge of the Company, threatened (whether or not the defense thereof or liabilities in respect thereof are covered by insurance), at law, in equity, in arbitration or before any governmental entity or authority against or affecting the Business or Condition of the Company Group or the Founder, or any of their respective assets or properties, nor does the Company have Knowledge of any facts which are likely to give rise to the same.

     No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or the other Ancillary Documents. No member of the Company Group has commenced or currently intends to initiate any legal action, suit, proceeding or claim.

3.15 Material Contracts

     Section 3.15 of the Disclosure Schedule lists each outstanding Contract to which any member of the Company Group is a party or to which any member of the Company Group or any of their respective properties is subject or by which any thereof is bound that is deemed a Material Contract under this Agreement.

     (i) True and complete copies of the Material Contracts, including any amendments and supplements to such Contracts, have been delivered to the Investors or will be delivered to the Investors at least three (3) Business Days prior to the Closing; provided the Company may redact certain business sensitive information contained therein.

     (ii) Unless otherwise noted on Section 3.15(ii) of the Disclosure Schedule, each of the Material Contracts was entered into in the ordinary course of business.

     (iii) Each Material Contract is valid and subsisting, enforceable by the parties thereto in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies. Each member of the Company Group has duly performed all its obligations under each Material Contract to the extent that such obligations to perform have accrued. No breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default under any of the Material Contracts by any member of the Company Group, as the case may be, or any other party or obligor with respect thereto, has occurred, or as a result of this Agreement or any Ancillary Agreement, or the performance hereof or thereof, will occur.

     (iv) Consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of any member of the Company Group under any Material Contract.

     (v) Notwithstanding anything to the contrary provided herein, each of the following Contracts is deemed to be a Material Contract and has been identified in Section 3.15 of the Disclosure Schedule:

          (a) any Contract that, after the Report Date, obligates any member of the Company Group to pay an amount in excess of US$1,000,000;

          (b) any Contract of the Company or any Group Company that has an unexpired term of more than one (1) year valued in excess of US$1,000,000;

          (c) any Contract on which the business of any member of the Company Group is substantially dependent or which is otherwise material to the Business or Conditions of any member of the Company Group;

          (d) any loan agreement, indenture, letter of credit, security agreement, mortgage pledge agreement, deed of trust, bond, note, or other agreement relating to the borrowing of money or to the mortgaging, pledging, transferring of a security interest, or otherwise placing an encumbrance on any material asset or material part of the assets of any member of the Company Group, in an amount in excess of US$1,000,000;

          (e) any Contract involving a guarantee by the Company or any Group Company of performance by any Person or involving any agreement of the Company or any Group Company to indemnify or act as surety for any Person, or any other Contract of the Company or any Group Company to be contingently or secondarily liable for the obligations of any Person;

          (f) any Contract that limits or restricts the ability of any member of the Company Group to compete or otherwise to conduct its business in any manner or place;

          (g) any joint venture, partnership, alliance or similar Contracts of the Company or any Group Company involving a sharing of profits or expenses (including joint development and joint marketing contracts);

          (h) any asset purchase agreement, share purchase agreement or other Contract for acquisition by the Company or any Group Company of assets or shares of another Person;

          (i) any agreement for the divestiture of (1) any assets by or of any member of the Company Group for consideration in excess of US$1,000,000 or (2) any shares of capital stock of any member of the Company Group;

          (j) any sales agency, marketing or distributorship Contract the termination or non-extension of which would result in a Material Adverse Event;

          (k) any Contract requiring performance on the part of the Company or any Group Company in any country other than the PRC;

          (l) any Contract of the Company or any Group Company that grants a power of attorney, agency or similar authority to another Person or entity, agency or similar authority to another Person or entity;

          (m) any Contract that contains a right of first refusal in respect of the share capital of any member of the Company Group;

          (n) all supply agreements with vendors for materials, parts and other inputs for the Company's products and supply agreements with a value in excess of US$1,000,000;

          (o) all contracts with customers of the Company with a value (or expected value) in excess of US$1,000,000; and

          (p) any other Contract that was not made in the ordinary course of business of the Company or any Group Company or not made at arm's length.

3.16 Compliance with Laws

     (i) Each member of the Company Group is, and at all times has been, in full compliance with all Applicable Laws in any jurisdiction in which it operates, owns assets or is organized or licensed to do business.

     (ii) No event has occurred and no circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by any member of the Company Group of, or a failure on the part of any member of the Company Group to comply with, any Applicable Law, or (b) may give rise to any obligation on the part of any member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (iii) None of the members of the Company Group has received any notice or other communication (whether oral or written) from any governmental or regulatory body regarding (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Applicable Law, including without limitation any applicable Environmental Laws and Applicable Law relating to customs, transfer pricing, foreign exchange and related import and export regulations or (b) any actual, alleged, possible, or potential obligation on the part of any member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (iv) None of the members of the Company Group or the Founder, director, agent, employee or any other person acting for or on behalf of such member of the Company Group, has directly or indirectly (a) made any contribution, gift, bribe, payoff, influence payment, kickback, or any other improper payment in any form, whether in money, property, or services to any person, including but not limited to any officer of any Governmental Authority (w) to obtain favorable treatment in securing business for such member or any other member of the Company Group, (x) to pay for favorable treatment for business secured, (y) to obtain special concessions or for special concessions already obtained, for or in respect of such member or any other member of the Company Group, or (z) in violation of any Applicable Law, or (b) established or maintained any fund or assets in which such member of the Company Group has proprietary rights that have not been recorded in the Books and Records of such member of the Company Group, except, in each case, for such payments which facilitate or expedite the performance of routine government action and which was lawful under the laws of the jurisdiction of such payments.

3.17 Real Property

     (i) None of the members of the Company Group owns or has legal or equitable title or other right or interest in any real property other than the land use rights (the "LAND USE

          RIGHTS") held by the Company Group as set forth in Section 3.17(i) of the Disclosure Schedule or as held pursuant to Lease (as defined below). True and complete copies of the certificates evidencing the Land Use Rights have been delivered to each of the Investors or their agents or professional advisers. Any land grant premium required under Applicable Law in connection with securing such Land Use Rights has been fully paid. The use of any real property by each of the members of the Company Group has conformed to the intended use of such real property as granted under the applicable Land Use Rights. The particulars of the Land Use Rights as set out in Section 3.17(i) of the Disclosure Schedule are true and complete.

     (ii) Section 3.17(ii) of the Disclosure Schedule sets forth each leasehold interest with the annual lease payment in excess of US$50,000 pursuant to which any member of the Company Group holds any rights, titles or interests of a tenant (each a "LEASE"), indicating the parties to such Lease, the address of the property demised under the Lease, the rent payable under the Lease and the term of the Lease. Each Lease constitutes the entire agreement to which any member of the Company Group is party with respect to the property demised thereunder, and a true and complete copy of each such Lease has been delivered to the Investors, together with all amendments, modifications, alterations and other changes thereto. Each Lease is valid and subsisting, enforceable against the parties thereto in accordance with its terms. As of the date hereof, all conditions precedent to the enforceability of each Lease have been satisfied and there exists no breach or default, nor state of facts which, with the passage of time, notice, or both, would result in a breach or default on the part of any party to the Lease. Each member of the Company Group has accepted possession of the property demised pursuant to each Lease and is in actual possession thereof and has not sublet, assigned or hypothecated its leasehold interest except as set forth on Section 3.17(ii) of the Disclosure Schedule. The particulars of the Leases as set out in
          Section 3.17(ii) of the Disclosure Schedule are true and complete.

     (iii) Except as set forth in Section 3.17(iii) of the Disclosure Schedule, each member of the Company Group has obtained property ownership certification for the plants, buildings and improvements located on land with respect to which it holds Land Use Rights (collectively, the "IMPROVEMENTS"). The Improvements and the operation thereof are part of a construction project plan approved by the applicable construction commission for the jurisdiction where the Improvements are located and do not (A) contravene any Applicable Law relating to zoning or building or (B) violate any restrictive covenant or any provision, in the case of either (i) or (ii), the effect of which could interfere with or prevent the continued use of such Improvements for the purpose for which they are now being used. All of the Improvements are in good operating condition and in a state of reasonable maintenance and repair (except for ordinary wear and tear) and are adequate for the conduct of the business of each member of the Company Group as currently conducted.

     (iv) Each of the Land Use Rights and the Improvements is free and clear of any and all encumbrances except for those identified in Section 3.17(iv) of the Disclosure Schedule. A true and complete copy of each of the agreements relating to the encumbrances identified in Section 3.17(iv) of the Disclosure Schedule (the "MORTGAGES") has been delivered to each of the Investors.

     (v) Except as set forth in Section 3.17(v) of the Disclosure Schedule, none of the Company Group uses any real property in the conduct of its business except insofar as it holds valid Land Use Rights or has secured a Lease with respect thereto. No default or event of default on the part of any member of the Company Group or event which, with the giving of notice or passage of time or both, would constitute a default or event of default has occurred and is continuing unremedied or unwaived under the terms of any of the Land Use Rights, the Leases or Mortgages. There exists no pending or threatened condemnation, confiscation, dispute, claim, demand or similar proceeding with respect to, or which could materially and adversely affect, the continued use and enjoyment of any Land Use Right, Lease or Improvement. The Land Use Rights, Leases and Mortgages are valid and subsisting and are enforceable in accordance with the terms contained therein in all material respects.

3.18 Personal Property

     (i) The personal property of each member of the Company Group is sufficient for the conduct of its business as currently conducted.

     (ii) All personal property of each member of the Company Group which is reflected in the Independent Audit Reporttherefor delivered to the Investors under Section 3.12(i) or which has been acquired by any member of the Company Group since the Report Date and which has not been disposed of in the ordinary course of its business is owned by such member of the Company Group free and clear of any encumbrances.

     (iii) All machinery, tools and equipment of each member of the Company Group (other than inventories) which are reflected in the Independent Audit Reporttherefor delivered to the Investors under Section 3.12(i) or which have been acquired thereby since the Report Date are in a state of reasonable maintenance and repair (except for ordinary wear and tear) and are adequate for the conduct of the business thereof as currently operated.

     (iv) The inventories of each member of the Company Group which are reflected in the Independent Audit Reporttherefor delivered to the Investors under Section 3.12(i) were, on the Report Date, in good condition, and any inventories produced or acquired thereby after such date (to the extent not sold or otherwise disposed of in the ordinary course of business), are in good condition, are useable or useful in the ordinary course of the business thereof and are not in excess of reasonable requirements.

3.19 Entire Business

     There are no material facilities, services, assets or properties shared with any other entity, which are used in connection with the business operations of the Company Group, and all of the facilities, services, assets or properties owned by the Group Companies are sufficient to conduct its business as proposed to be conducted.

3.20 Compliance with Other Instruments

     None of the members of the Company Group is in, nor will the conduct of business of any of them as proposed to be conducted result in, any violation, breach or default of the Memorandum and Articles or any other constitutional documents (which include, as applicable, any articles of incorporation, by-laws, joint venture contracts and the like), or of any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which any such member of the Company Group is a party or may be bound, or of any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding upon any of them. The execution, delivery and performance of and compliance with each of the Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated thereby, will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Memorandum and Articles or any other such constitutional documents, any such contract, agreement or instrument, or a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company Group.

3.21 Interested Party Transactions

     No officer, director or shareholder, founder of the Company Group or any Affiliate of any of them has had, either directly or indirectly, any interest in (except less than 1% shareholdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of: (a) any person or entity which purchases, leases or borrows from or sells, licenses, leases, lends or furnishes to any member of the Company Group any goods, property, technology, intellectual or other property rights or services; or (b) any contract or agreement to which any member of the Company Group is a party or by which it may be bound or affected, except as set forth in Section
     3.21 of the Disclosure Schedule. All such contracts and agreements were made on terms and conditions as favorable to such member of the Company Group as, or more favourable to such member of the Company Group than, would have been obtainable by it at the time in a comparable arm's-length transaction with an unrelated party.

3.22 Intellectual Property Rights

     (i) Each member of the Company Group owns or otherwise has the sufficient legal right or license to use all Intellectual Property necessary to permit the members of the Company Group to carry on their businesses as currently conducted and as proposed to be conducted. No claims are currently being asserted against any member of the Company Group, nor is any member of the Company Group aware of any threatened claim or demand, by any other Person (a) challenging or questioning the Company Group's validity, enforceability, ownership or use of any of the Intellectual Property owned or used by the Company Group or the validity or effectiveness of any license or similar agreement with respect thereto or (b) alleging any interference, infringement, misappropriation or unfair competition or trade practices.

     (ii) Section 3.22(ii) of the Disclosure Schedule sets forth a complete list of the registered rights to, registration applications of, and licenses under, any (a) trademarks, service marks and trade names; (b) patents; (c) copyrights; (d) domain names of each member of the Company Group.

     (iii) Each member of the Company Group has taken reasonable steps and measures to establish and preserve ownership of or right to use all Intellectual Property material to the operation of its business. Each member of the Company Group has taken reasonable steps to register, protect, maintain, and safeguard the Intellectual Property material to its business, including any Intellectual Property for which improper or unauthorized disclosure would impair its value or validity, and has executed appropriate nondisclosure and confidentiality agreements and made all appropriate filings, registrations and payments of fees in connection with the foregoing. There is no infringement or misappropriation by any other Person of any Intellectual Property of any member of the Company Group. No proceedings or claims in which any member of the Company Group alleges that any Person is infringing upon, or otherwise violating, any Intellectual Property of any member of the Company Group are pending, and none has been served, instituted or asserted by any member of the Company Group.

     (iv) Each member of the Company Group owns all rights in and to any and all Intellectual Property used or planned to be used by such member of the Company Group, or covering or embodied in any past, current or planned activity, service or product of such member of the Company Group, which Intellectual Property was made, developed, conceived, created or written by any consultant retained, or any employee employed, by such member of the Company Group. No former or current employee, and no former or current consultant, of any member of the Company Group has any rights in any Intellectual Property made, developed, conceived, created or written by the aforesaid employee or consultant during the period of his or her retention by such member of the Company Group which can be asserted against such member of the Company Group, and such member of the Company Group has no obligation to compensate any former or current employee for the use of any such Intellectual Property. Except as set forth on Section 3.22(iv) of the Disclosure Schedule, each former and present employee and consultant of each member of the Company Group has executed a Confidentiality, Assignment of Inventions and Non-Competition Agreement in substantially the form attached hereto as Exhibit D. None of the Company, the PRC Subsidiary or the Founder is aware that any of the employees employed, or any of the consultants retained by any member of the Company Group is in violation thereof.

     (v) No Intellectual Property owned by any member of the Company Group is the subject of any security interest, lien, license or other Contract granting rights therein to any other Person. The Company Group has not
          (a) transferred or assigned, (b) granted an exclusive license to or
          (c) provided or licensed in source code form, any Intellectual Property owned by any member of the Company Group to any Person.

     (vi) To the Knowledge of the Company, no patent, invention, device, principle or any statute, law, rule, regulation, standard or code is pending or proposed which would restrict the ability of any member of the Company Group to use any of the Intellectual Property Rights used in the conduct of their business.

3.23 Labor Agreements and Actions; Employee Compensation

     (i) Except as disclosed in Section 3.23 of the Disclosure Schedule, none of the members of the Company Group is a party to or is bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, vacation, hospitalization, medical or other plan, policy, trust or arrangement or other employee compensation agreement.

     (ii) The Company is not aware that any of the Key Persons, senior officer or key employee, or that any group of key employees, intends to terminate their employment with the Company Group, nor does the Company Group have a present intention to terminate the employment of any of the foregoing. The employment of each of the Key Persons, senior officer and key employee of each member of the Company Group is terminable at the will of such member of the Company Group without giving rise to a claim for compensation or damages (other than a statutory severance or redundancy payment or statutory compensation for unfair dismissal). Each members of the Company Group has complied in all material respects with all Applicable Laws related to employment.

     (iii) None of the members of the Company Group has any liability (whether legally binding or not) to make any payment to or for the benefit of any employee, officer, consultant, independent contractor or agent in respect of past service, pension or the termination of the employment or engagement of that or any other person (including without limitation, payments for wrongful or unfair dismissal, loss of office or redundancy) that would have a Material Adverse Effect, other than in respect to current month payroll expenses and related deductions in relation to employee and employer contributions.

3.24 Benefit Plans

     (i) None of the members of the Company Group has scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed or made the subject of representations to employees of the Company Group under circumstances which make such employees reasonably expect that such increases will be granted. No loan is outstanding between any member of the Company Group and any employee.

     (ii) Other than statutory social insurance plans operated under the Applicable Laws of the PRC, no member of the Company Group provides or is required to provide any retirement, social insurance, life insurance, medical, dental or other welfare benefits provided on ill-health, injury, death disability or on termination of employment (whether voluntary or involuntary) to any current or former employees, officers, consultants, independent contractors or agents of the Company Group.

     (iii) Each member of the Company Group has complied with all Applicable Laws in all material respects relating to any of the Benefit Plans, including by deducting and making all required contributions and payments required to be made by or on behalf of any employees of the Company Group to the relevant Governmental Authority, and no such deductions have been challenged or disallowed by any Governmental Authority or any employee of the Company Group. None of the members of the Company Group has been delinquent in making any payment to or for the benefit of any current or former employee, officer, consultant, independent contractor or agent with respect to statutory social insurance plans operated under the Laws of the PRC.

3.25 No State Assets

     Except as set forth in Section 3.25 of the Disclosure Schedule, none of the assets of any member of the Company Group constitute state-owned assets and, inasmuch, are not required to undergo any form of valuation under Applicable Law in the PRC governing the transfer of state-owned assets prior to the consummation of the transactions contemplated herein or in any of the Ancillary Agreements.

3.26 Conflict of Interest

     Section 3.26 of the Disclosure Schedule lists all existing or potential conflict of interest any Key Person may have with the members of the Company Group, and all measures that have been taken or are planned to be taken to address such conflicts.

3.27 Insurance

     Section 3.27 of the Disclosure Schedule contains copies of all of the insurance policies or programs of each of the members of the Company Group in effect as of the date hereof that have an insured amount of at least US$50,000,000, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, that is in effect. All such policies are underwritten by financially sound and reputable insurers, and are sufficient to satisfy all Applicable Laws in all material respects. All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated hereby.

3.28 Customers

     Section 3.28 of the Disclosure Schedule contains a true, complete and correct list of the ten largest customers of the Company Group taken as a whole in terms of sales during the six-month period from January 1, 2006 to June 30, 2006 and the twelve-month period ended December 31, 2005. There exists no actual or, to the Knowledge of the Company, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the members of the Company Group or their business with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of the Company Group, and there exists no present condition or state of facts or circumstances that would cause a Material Adverse Effect or prevent the members of the Company Group from conducting their business after the consummation of the transactions contemplated by this Agreement, in substantially the same manner in which such business has heretofore been conducted.

3.29 Suppliers

     The total amount of silicon feedstock that has been delivered and will be delivered under the currently effective supply contracts during the financial years ending December 31, 2006 and 2007 is no less than 2,000 tons. The weighted average price per kilogram of such silicon feedstock is no more than US$150.

3.30 Environmental Matters

     (i) The property, assets and operations of the members of the Company Group are and have been in material compliance with all applicable Environmental Laws. No Hazardous Materials have been released, on or into any of the properties or premises of the Company and its Subsidiaries, including without limitation, the ground water, in contravention of Environmental Laws.

     (ii) None of the properties, assets or operations of any of the members of the Company Group is the subject of any governmental investigation evaluating whether (i) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or (ii) any release or threatened release of any Hazardous Materials into the environment is in contravention of any Environmental Law.

     None of the members of the Company Group has received any written notice or claim, nor to the Knowledge of the Company, there are pending or threatened lawsuits or proceedings against any of them with respect to violations of an Environmental Law or any release or threatened release of any Hazardous Materials into the environment.

3.31 Full Disclosure

     The Company, the PRC Subsidiary and the Founder have provided each of the Investors with all the information that such Investor has requested for deciding whether to consummate the transactions contemplated under this Agreement. None of this Agreement, any Ancillary Agreements or any other statements or certificates or other materials made or delivered, or to be made or delivered, to such Investor in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. No representation or warranty by the Company, the PRC Subsidiary or the Founder in this Agreement and no information or materials provided to such Investor in connection with its due diligence investigation of any member of the Company Group or the negotiation and execution of this Agreement and the Ancillary Agreements contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances in which they are made, not misleading.

     The Company, the PRC Subsidiary and the Founder acknowledge that each of the Investors is entering into this Agreement in reliance on the representations and warranties given herein and that the representations and warranties have been given with the intention of inducing the Investors to enter into this Agreement.

4.   REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each of the Investors hereby severally but not jointly represents and warrants to the Company as of the date of this Agreement and as of the Closing that:

4.1  Authorization

     Such Investor has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered by such Investor, will constitute its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.2  Purchase for Own Account

     This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series C Preferred Shares to be acquired hereunder and the Ordinary Shares to be issued upon conversion of the Series C Preferred Shares (collectively, the "SECURITIES") will be acquired by such Investor for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each of the Investors further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities.

4.3  No Public Market

     Such Investor understands that the Securities have not been, and will not be, registered under the Securities Act, that no public market now exists for the Securities, that the Company has made no assurances that a public market will ever exist for the Securities, and that the Securities may not be resold absent a registration under the Securities Act or an available exemption from the registration requirements of the Securities Act.

4.4  Investment Experience

     Such Investor acknowledges that it is able to bear the economic risk of this investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Securities.

4.5  Disclosure of Information

     The Investors and their advisors have been furnished with all materials relating to the business, finances and operations of any member of the Company Group and materials relating to the securities which have been requested by the Investors or their advisors. The Investors and their advisors have been afforded the opportunity to ask questions of representatives of any member of the Company Group and have received answers to such questions, as the Investors deem necessary in connection with its decision to subscribe for the Series C Preferred Shares. For the avoidance of doubt, nothing in this Section 4.5 shall limit in any way the scope of the warranties set forth in Section 3 of this Agreement or the liability of the Company, the PRC Subsidiary or the Founder for breach thereof.

4.6  Legends

     Such Investor understands that the certificates evidencing the securities issued pursuant to this Agreement may bear the following legend:

     "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

5.   CONDITIONS OF THE INVESTORS' OBLIGATIONS AT THE CLOSING

The obligations of each Investor under this Agreement at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions unless waived by each Investor with respect to itself; provided, however, that any waiver of a condition shall not be deemed a waiver of any breach of any representation, warranty, agreement, term or covenant or of any misrepresentation by the Company, the PRC Subsidiary or the Founder, except to the extent expressly so waived.

5.1  Representations and Warranties

     The representations and warranties of the Company, the PRC Subsidiary and the Founder contained in Section 3 shall be true, correct and complete in all material respects when made, and shall be true, correct and complete on and as of Closing at which the Investors are acquiring the Series C Preferred Shares with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2  Performance

     Each of the Company, the PRC Subsidiary and the Founder shall have performed and complied with all agreements, obligations and conditions contained in this Agreement in all material respects that are required to be performed or complied with by it on or before the Closing.

5.3  Compliance Certificate

     The Chief Executive Officer of the Company shall deliver to the Investors at the Closing a certificate stating that the condition specified in
     Section 5.1, 5.2, 5.5 and 5.19 have been fulfilled in all material respects and stating that there shall have been no Material Adverse Change since the Report Date.

5.4  Secretary's or Director's Certificate

     The Investors shall have received a certificate from the Company, dated as of the Closing Date and signed by the Secretary or a director of the Company, certifying (a) that the attached copies of the organizational documents of the Company and each of the members of the Company Group and the resolutions of the Board of Directors and/or shareholders (as appropriate) of the Company and the PRC Subsidiary approving this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, (b) that the incumbency and specimen signature of each officer of the Company and the PRC Subsidiary executing each such document or any other document delivered in connection herewith or therewith on behalf of the Company, (c) that the attached copies of current business licenses of the Company and each of the Group Companies are all true, complete and correct and remain unamended and in full force and effect, and (d) that the attached copy of a good standing certificate for the Company is true, complete and correct.

5.5  Governmental Consents and Approvals

     Each of the Company, the PRC Subsidiary and the Founder shall have obtained all authorizations, approvals, waivers or permits of any competent Governmental Authority or regulatory body for the consummation of all of the transactions contemplated by this Agreement that are required in connection with the lawful issuance and sale of the Series C Preferred Shares pursuant to this Agreement, and all such authorizations, approvals, waivers and permits shall be effective as of the Closing.

5.6  Corporate Approval

     The Investors shall have received true, complete and correct copies of the resolutions of the Board of Directors and/or shareholders (as appropriate) of the Company and the PRC Subsidiary and such other agreements, schedules, exhibits, certificates, documents, financial information and filings which are reasonably required in connection with or relating to the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Investors.

5.7  Consents From Third Parties

     Each of the Company, the PRC Subsidiary and the Founder shall have obtained any necessary third-party consents required in connection with or relating to the transaction contemplated hereby by virtue of Applicable Laws, contractual obligations or otherwise.

5.8  Independent Audit Report

     The Company shall have, at the Company's expense, prepared and submitted to the Investors: (i) the Independent Audit Report and (ii) financial forecast for the financial year ending December 31, 2007.

5.9  Due Diligence

     The Investors shall have completed and be satisfied with the results of all business, legal and financial due diligence, and any items requiring correction identified by any Investor shall have been corrected to the Investors' reasonable satisfaction. Without limiting the foregoing, the Investors shall have received from the Company all documents and other materials reasonably requested by the Investors for the purpose of examining and determining the rights of the Company, the PRC Subsidiary or any other members of the Company Group in and to any technology, products and Proprietary Assets now used, proposed to be used in, or necessary to the Company or the PRC Subsidiary's business as now conducted and proposed to be conducted, and the status of its ownership rights in and to all such technology, products and Proprietary Assets shall be reasonably satisfactory to the Investors.

5.10 Approval of the Investment Committee

     Each Investor's investment committee shall have approved the terms of the investment, including this Agreement and all ancillary or related agreements.

5.11 Proceedings and Documents

     All corporate and other proceedings in connection with the transactions contemplated at the

     Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and each Investor shall have received all such counterpart original or other copies of such documents as it may reasonably request.

5.12 Subscription for the Series C Preferred Shares Permitted by Applicable Laws

     The subscription for the Series C Preferred Shares by the Investors hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by the Memorandum and Articles or any Applicable Laws, (b) shall not subject the Investors to any penalty or other onerous condition under or pursuant to any Applicable Law, and (c) shall be permitted by all Applicable Laws to which the Investors or the transactions contemplated by or referred to herein or in the other documents and agreements contemplated hereby are subject; and the Investors shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

5.13 Memorandum and Articles

     The Second Amended and Restated Memorandum and Articles (the "MEMORANDUM AND ARTICLES") shall have been duly amended by all necessary action of the Company's board of directors and shareholders in substantially the form attached hereto as Exhibit A and such amendment shall be duly filed with and registered by the Registrar of Companies of the Cayman Islands within fifteen (15) days of the adoption of such amendment as required by the applicable Cayman Islands law.

5.14 Shareholders Agreement

     The Founder and the Company shall have entered into an Amended and Restated Shareholders Agreement (the "SHAREHOLDERS AGREEMENT") in substantially the form attached hereto as Exhibit E, and such agreement shall be in full force and effect.

5.15 Opinion of the Company's Cayman Islands Counsel

     The Investors shall have received from Conyers Dill & Pearman, Cayman Islands counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit F.

5.16 Opinion of the Company's PRC Counsel

     The Investors shall have received from Grandall Legal Group, PRC counsel for the Company, an opinion, dated as of the Closing, substantially in the form and to the effect of Exhibit G, and to such further effect as the Investors may reasonably request.

5.17 Confidentiality, Commitment and Non-Competition Agreement

     The Founder and Key Persons of each member of the Company Group with access to confidential information shall have executed a Confidentiality, Assignment of Inventions and Non-Competition Agreement dated on or before the Closing, in the form attached hereto as Exhibit D.

5.18 Registration Rights Agreement

     The Company shall have agreed to grant the Investors certain registration rights in accordance with the Second Amended and Restated Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") in substantially the form attached hereto as Exhibit H.

5.19 No Litigation

     No action, suit, proceeding, claim, arbitration or investigation shall have been threatened or instituted against any of the Founder, the Company, the PRC Subsidiary, any other members of the Company Group or any Investor (a) seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions, or (b) which would, if resolved adversely to the Investors or the Company, severally or in the aggregate, cause a Material Adverse Effect.

5.20 No Material Adverse Change

     There shall not have occurred prior to the Closing any event or transaction reasonably likely to have a Material Adverse Effect (the "MATERIAL ADVERSE CHANGE").

5.21 Board Observers

     The Company shall have duly appointed each of the persons designated in writing by Financiere Natexis Singapore 4 Pte Ltd. and CDH SolarFuture Limited at the Closing to be observers on the Board of Directors of the Company.

5.22 No Material Judgment or Order

     There shall not be on the Closing any judgment or order of a court of competent jurisdiction or any ruling of any governmental entity or authority or any condition imposed under any Applicable Law which, in the reasonable opinion of the Investors, would prohibit the subscription of the Series C Preferred Shares hereunder or subject the Investors to any penalty or other onerous condition under or pursuant to any Applicable Law if the Series C Preferred Shares were to be purchased hereunder or would cause a Material Adverse Effect.

5.23 Hiring of Chief Operating Officer

     The Company shall have delivered a legally binding offer letter to the candidate who will be hired as the Chief Operating Officer, pursuant to which the Chief Operating Officer will assume his position no later than January 15, 2007.

5.24 Closing Condition Fulfilment Notice

     Upon fulfilment of all the closing conditions set forth in this Section 5, the Investors, through their legal counsel, shall have issued to the Company a closing condition fulfilment notice acknowledging that all the closing conditions set forth herein have been met.

6. CONDITIONS OF THE COMPANY'S, THE PRC SUBSIDIARY'S AND THE FOUNDER'S OBLIGATIONS AT THE CLOSING

The obligations of the Company, the PRC Subsidiary and the Founder among themselves and to the Investors under this Agreement at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions by each of the Investors:

6.1  Representations and Warranties

     The representations and warranties of the Investors contained in Section 4 shall be true, correct and complete when made, and shall be true, correct and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.2  Performance

     Each of the Investors shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

7.   COVENANTS

7.1  Covenants Until Closing

     The Company, the PRC Subsidiary and the Founder covenant and agree with the Investors that, at all times from and after the date hereof until the Closing, the Company, the PRC Subsidiary and the Founder will comply with the following covenants and provisions, except to the extent the Investors may otherwise consent in writing.

     (i)  Governmental Authorization; Maintenance of Licenses

          The Company and the PRC Subsidiary will, and the Founder will procure the members of the Company Group to (i) proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental Authorities required of the Company or any Subsidiary to consummate the transactions contemplated hereby, (ii) provide such other information and communications to such Governmental Authorities as the Investors or such Governmental Authorities may reasonably request in connection with the consummation of the transactions contemplated hereby, (iii) cooperate with the Investors in obtaining as promptly as practicable all consents, approvals or actions of, making all filings with and giving all notices to Governmental Authorities required of the Investors to consummate the transactions contemplated hereby, and (iv) ensure that all Licenses are, and will remain, in full force and effect at all times following the Closing.

     (ii) Dividends

          The Company and the PRC Subsidiary will not, and the Founder will procure the Company and the PRC Subsidiary not to, declare or issue any dividends for any class of shares of the Company and the PRC Subsidiary.

     (iii) Major Transactions

          The members of the Company Group shall not, and the Founder shall ensure that the members of the Company Group shall not, effect any merger, consolidation, scheme of arrangement, recapitalization, fund raising or sale of all or substantially all of the assets of any member of the Company Group without obtaining the consent of the Investors prior to the actual execution of such activities. For the avoidance of doubt, any business transactions that are in the ordinary course of business of the Company and are consistent with the Company's past practice are not subject to the foregoing restriction.

     (iv) Notice and Cure

          The members of the Company Group shall conduct their business in a manner, and shall otherwise use all reasonable efforts, so as to ensure that the representations and warranties set forth in Section 3 hereof shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing. The Company, the PRC Subsidiary and the Founder will notify the Investors promptly in writing of, and will as soon as practicable provide the Investors with true and complete copies of any and all information or documents relating to, and will use all best efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of any such party under this Agreement to be breached or that renders or will render untrue any representation or warranty of any such party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Company also will notify the Investors promptly in writing of, and will use all best efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section 7.1(iv) shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the Investors' right to seek any remedy available at law or in equity.

     (v)  Fulfillment of Conditions

          The Company, the PRC Subsidiary and the Founder will execute and deliver at or prior to the Closing this Agreement and each of the Ancillary Agreements that they are required hereby to execute and deliver as a condition to the Closing, and will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy the other conditions to the obligations of the Investors contained in this Agreement and will not permit the Company or any member of the Company Group to take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

     (vi) Memorandum and Articles

          The Founder hereby agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under the Applicable Law to abide by the terms of the Memorandum and Articles, as may be amended from time to time, and to cause each Group Company to conduct its business as if bound by the Memorandum and Articles. The Founder further agrees to execute and deliver, or cause to be executed and delivered, such other documents, certificates, agreements and other writings and to take, or cause to be taken, such other actions as reasonably deemed necessary in order to consummate or implement expeditiously the provisions of the Memorandum and Articles, each as may be amended from time to time.

7.2  Covenants After Closing

     The Company, the PRC Subsidiary and the Founder covenant and agree with the Investors that, at all times from and after the date hereof, they will comply with the following covenants.

     (i)  Use of Proceeds

          Without the Investors' prior written consent, the Subscription Price paid by the Investors to the Company shall be only used by the Company to implement business expansion, make capital expenditures and meet general working capital needs of the PRC Subsidiary within the business scope of solar energy in accordance with the Business Plan of the Company and/or the PRC Subsidiary approved by the Investors. For the avoidance of doubt, the Company shall not use any of the Subscription Price to make payment for any indebtedness of any Group Company or to settle any related party transactions.

     (ii) Disclosure of Major Events

          The Company covenants to disclose to all of its shareholders all major events that may lead to liabilities of any of the members of the Company Group, including without limitation, legal proceedings threatened or taken against the Company Group.

     (iii) Internal Control and Financial Management

          The Company and the PRC Subsidiary shall use their best efforts to adopt an internal control system that ensures the separation of internal audit and financial control of the Company and the PRC Subsidiary, respectively.

     (iv) Regulatory Compliance

          The Company, the PRC Subsidiary and the Founder shall cause all shareholders of the Company and the PRC Subsidiary (or any successor entity) to timely complete all required registrations and other procedures with applicable governmental authorities, including without limitation the State Administration of Foreign Exchange, if and when required pursuant to applicable law, and shall ensure that at all times the Company, the PRC Subsidiary and their respective shareholders are in compliance with such requirements and that there is no barrier to repatriation of profits, dividends and other distributions from the PRC Subsidiary (or any successor entity) to the Company.

     (v)  Key Man Insurance

          Within ninety (90) days following the Closing, the Company shall obtain key man insurance policy for the Founder, the terms and conditions of which shall be to the reasonable satisfaction of the Investors.

     (vi) PRC Matters

          Within ninety (90) days following the Closing, the Company shall procure the PRC Subsidiary to obtain all permits, certificates, authorizations and approvals required under any PRC environmental laws, regulations, ordinance and orders in connection with the business operations of the PRC Subsidiary.

     (vii) Unless the Board of Directors otherwise approves, including the consent of the Investor Director which shall not be unreasonably withheld, the Company shall procure the registration statement on Form F-1 with respect to the registration of the Ordinary Shares in connection with a Qualified IPO to be confidentially submitted to the United States Securities and Exchange Commission no later than January 31, 2007.

8.   CONFIDENTIALITY

8.1  Disclosure of Terms

     Each party hereto agrees that it will maintain the confidentiality of the terms and conditions of this Agreement, all exhibits and schedules attached hereto (collectively, the "FINANCING TERMS") and the transactions contemplated hereby of the Company; provided, however, such obligation of confidentiality shall not apply to (i) information which was in the public domain or otherwise known to the relevant party before it was furnished to it by another party hereto or, after it was furnished to that party, entered the public domain otherwise than as a result of (1) a breach by that party of this Section 8.1 or (2) a breach of a confidentiality obligation by the disclosing party, where the breach was known to that party; (ii) information the disclosure of which is necessary in order to comply with applicable law, the order of any court, the requirements of a stock exchange or other governmental or regulatory authority or to obtain tax or other clearances or consents from any relevant authority; (iii) information disclosed by the Investors to a bona fide proposing purchaser of any Series C Preferred Shares, (iv) information disclosed by the parties hereto to their respective directors, managers, officers, employees, partners, accountants and attorneys where such Persons or entities are under appropriate nondisclosure obligation to the relevant party; or (v) any disclosure by each Investor to such Investor's and/or fund manager's and/or its Affiliate's legal counsel, fund manager, auditor, insurer, accountant, consultant or to any officer, director, general manager, limited partner, its fund manager, shareholder, investment counsel or advisor, or employee of such Investor and/or its Affiliates; provided, however, that any counsel, auditor, insurer, accountant, consultant, officer, director, general partner, limited partner, fund manager, shareholder, investment counsel or advisor, or employee shall be advised of the confidential nature of the information or are under appropriate non-disclosure obligation imposed by professional ethics, law or otherwise;
     (vi) any disclosure of information by any Investor for fund and inter-fund reporting purposes; and (vii) any disclosure required or necessary for the parties hereto to comply with their respective obligations under the Series A and Series B financing documents.

8.2  Press Releases

     Notwithstanding any other provision of this Section 8, with respect to the transactions contemplated under this Agreement, within sixty (60) days after the Closing, the Company may issue a press release through any media channels, including industrial conferences, disclosing the existence of this Agreement and the transactions contemplated hereunder, provided that such press release does not disclose the Financing Terms and is in a form approved by the Investors. Any communication with the media or press release (via any medium, including industrial conferences) that uses an Investor's trade name or otherwise refers to an Investor's participation or involvement with the Company Group shall be subject to the prior written approval of the Investors prior to the release or use of such communication or press release.

8.3  OTHER INFORMATION

     The provisions of this Section 8 shall survive the termination of this Agreement and shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.

9.   MISCELLANEOUS

9.1  Survival

     The warranties, representations and covenants of the Company, the PRC Subsidiary, the Founder and each of the Investors contained in or made pursuant to this Agreement and the indemnity given by the Company, the PRC Subsidiary and the Founder pursuant to Section 9.2 shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors or the Company.

9.2  Indemnity

     (i) The Company, the PRC Subsidiary and the Founder agree to, jointly and severally, indemnify and hold harmless any Investor and such Investor's directors, officers, employees, Affiliates, agents and permitted assigns (each, an "INDEMNITEE"), against any and all Indemnifiable Losses to such Indemnitee, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach of nonperformance of any of the representations, warranties, covenants or agreements made by the Company, the PRC Subsidiary and the Founder in or pursuant to this Agreement. For purposes of this Section, "INDEMNIFIABLE LOSS" means, with respect to any Indemnitee, any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, (i) interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Indemnitee and (ii) any taxes that may be payable by such Indemnitee as a result of the indemnification of any Indemnifiable Loss hereunder.

     (ii) The Founder shall indemnify, defend and hold harmless the Company, any Investor and their respective directors, officers, employees, Affiliates, agents and permitted assigns, against any and all Indemnifiable Losses to such Person, directly or indirectly resulting from, arising out of or relating to any tax or other obligations as a result of the Company's purchase of a 72.41% equity interest in the PRC Subsidiary from Liuxin Industrial Limited at US$1.00.

     (iii) The Investors shall indemnify, severally but not jointly, defend and hold harmless the Company, the PRC Subsidiary and the Founder, their respective directors, officers, employees, Affiliates, agents and permitted assigns, against any and all Indemnifiable

          Losses to such Person, directly or indirectly resulting from, arising out of or relating to any inaccuracy in or breach of nonperformance of any of the representations, warranties, covenants or agreements made by such Investor.

          Notwithstanding anything contained herein to the contrary, the indemnification obligations of the Investors pursuant to this Section 9.2(iii) hereof shall expire at Closing.

9.3  Successors and Permitted Assigns

     Except as otherwise provided herein, (i) the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto whose rights or obligations hereunder are affected by such terms and conditions; (ii) except or otherwise provided herein, this Agreement, and the rights and obligations herein may be assigned by any Investor to any Affiliate of such Investor, but not to any other person without the prior written consent of the Company; and (iii) the Founder may not assign any of his rights or delegate any of its obligations under this Agreement without the prior written consent of each Investor. Subject to Section 9.2 above, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.4  Governing Law

     This Agreement shall be governed by and construed under the laws of Hong Kong, without regard to principles of conflicts of law thereunder.

9.5  Counterparts

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.6  Titles and Subtitles

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.7  Notices

     Any and all notices required or permitted under this Agreement shall be given in writing in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation, or (c) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service.

9.8  Administrative Fee and Other Expenses

     The Company shall bear its own costs in connection with this Agreement. At the Closing, the Company shall also pay all costs and expenses reasonably incurred by the Investors in connection with the negotiation, execution, delivery and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby through the date of the Closing, including the fees of counsel and other professional advisors to the Investors, up to a maximum amount of US$50,000, plus reasonable out-of-pocket expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

9.9  Amendments and Waivers

     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument signed by
     (i) the Company, (ii) the Founder, and (iii) the holders of at least two thirds (2/3) of the Series C Preferred Shares then outstanding or to be subscribed as set forth in Schedule A of this Agreement. Notwithstanding the foregoing, in the case of a proposed amendment or waiver of Section 2.1(iii) or Schedule A of this Agreement, such amendment or waiver shall only be effective if an instrument is signed by each party to the Agreement.

9.10 Severability

     If one or more provisions of this Agreement are held to be unenforceable under any Applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.11 Entire Agreement

     This Agreement and the documents referred to herein, together with all schedules and exhibits hereto and thereto, constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein; provided, however, that nothing in this Agreement or any Ancillary Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date of this Agreement, all of which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

9.12 Dispute Resolution

     (i) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

     (ii) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "CENTRE"). There shall be three arbitrators. Each party hereto shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The Chairman of the Centre shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Centre.

     (iii) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the Centre in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 9.12, including the provisions concerning the appointment of arbitrators, the provisions of this Section 9.12 shall prevail.

     (iv) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

     (v) Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

     (vi) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award.

     (vii) Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                COMPANY:

                                LDK SOLAR CO., LTD.


                                By: /s/ Peng Xiaofeng
                                    --------------------------------------------
                                Name: Peng Xiaofeng
                                Capacity: Chief Executive Officer

                                Address:

                                LDK Solar Co., Ltd.
                                Room 2303
                                Harbor Ring Plaza
                                No. 18 Xizang Middle Road
                                Shanghai 200001

                                Attention: Mr. Peng Xiaofeng & Mr. Shao Yonggang
                                Facsimile: (86-21) 6350-8707

                                PRC SUBSIDIARY:

                                JIANGXI LDK SOLAR HI-TECH CO., LTD.


                                By: /s/ Peng Xiaofeng
                                    --------------------------------------------
                                Name: Peng Xiaofeng
                                Capacity: Chief Executive Officer

                                Address:

                                Hi-tech Industrial Park
                                Xinyu City, Jiangxi Province
                                People's Republic of China

                                Attention: Mr. Peng Xiaofeng
                                Facsimile: (0790) 6860-085

                                FOUNDER:

                                PENG XIAOFENG


                                By: /s/ Peng Xiaofeng
                                    --------------------------------------------
                                Name: Peng Xiaofeng

                                Address:

                                LDK Solar Co., Ltd.
                                Room 2303
                                Harbor Ring Plaza
                                No. 18 Xizang Middle Road
                                Shanghai 200001

                                INVESTOR:

                                FINANCIERE NATEXIS SINGAPORE 4 PTE, LTD.


                                By: /s/ Gang Wang
                                    --------------------------------------------
                                Name: Gang Wang (Kevin)
                                Capacity: Authorized Officer

                                Registered Address:

                                Financiere Natexis Singapore 4 Pte, Ltd.
                                Wong & Leow
                                27th Floor, Millennia Tower
                                1 Temasek Avenue
                                Singapore 03919201

                                Notice Address:

                                Natexis Private Equity Asia Limited
                                Suite 1808, 18/F Westgate Mall Plaza
                                1038 Nanjing West Road
                                Shanghai, China 200041

                                Attention: Gang Wang (Kevin)
                                Facsimile: (86-21) 6217-3742

                                INVESTOR:

                                CDH SOLARFUTURE LIMITED


                                By: /s/ Lew Kiang Hua
                                    --------------------------------------------
                                Name: Lew Kiang Hua
                                Capacity: Director

                                Address:

                                Level 30, Six Battery Road
                                Singapore 049909

                                Attention: Mr. Lew Kiang Hua
                                Facsimile: (65) 6550 9898

                                INVESTOR:

                                SHINE FIELD INVESTMENTS LIMITED


                                By: /s/ Chen Lu
                                    --------------------------------------------
                                Name: Chen Lu
                                Capacity: Authorized Signatory

                                Address:

                                P.O. Box 957
                                Offshore Incorporations Centre
                                Road Town, Tortola, BVI
                                c/o Petrius Lui or Ignatius Seu
                                41st Floor Jardine House
                                1 Connaught Place
                                Hong Kong

                                Attention: Petrius Lui or Ignatius Seu
                                Facsimile: (852) 2111-3299

                                INVESTOR:

                                CHINA ENVIRONMENT FUND 2002, LP.


                                By: /s/ Hua Cao
                                    --------------------------------------------
                                Name: Hua Cao
                                Capacity: Authorized Signatory

                                Registered address:

                                P.O. Box 908
                                George Town, Cayman Islands

                                Notice address:

                                c/o Tsinghua Venture Capital Management
                                A2302, SP Tower, Tsinghua Science Park
                                Beijing, China 100084

                                Attention: Dr. Catherine Cao
                                Facsimile: (86-10) 8215-1150

                                INVESTOR:

                                SILVERPOINTE INVESTMENTS LTD


                                By: /s/ Yang Yang
                                    --------------------------------------------
                                Name: Yang Yang
                                Capacity: Director

                                Registered address:

                                Portcullis TrustNet (BVI) Limited
                                Portcullis TrustNet Chambers
                                P.O. Box 3444, Road Town, Tortola,
                                British Virgin Islands

                                Notice address:

                                8 Cross Street, #28-01 PWC Building,
                                Singapore 048424

                                Attention: Chiang Heng Liang
                                Telephone: (65) 6878-3876

                                INVESTOR:

                                MUS ROOSEVELT CHINA PACIFIC FUND L.P.


                                By: /s/ Jun Otsuka
                                    --------------------------------------------
                                Name: Jun Otsuka
                                Capacity: Managing Director

                                Address of registered office:

                                c/o MUS Roosevelt Capital Partners, Ltd.
                                Offshore Incorporations (Cayman) Limited
                                Scotia Centre 4/F
                                P.O. Box 2804
                                George Town, Grand Cayman, Cayman Islands

                                With a copy to:

                                Mitsubishi UFJ Securities (HK) Capital, Limited 11/F, AIG Tower
                                One Connaught Road
                                Central, Hong Kong

                                Attention: Mr. Jun Otsuka (Managing Director)
                                Facsimile: (852) 2865-6214

                                INVESTOR:

                                TECH TEAM HOLDINGS LIMITED


                                By: /s/ Jiyi Weng
                                    --------------------------------------------
                                Name: Jiyi Weng
                                Capacity: Director

                                Address:

                                2nd Floor, Abbott Building, Road Town, Tortola, British Virgin Islands

                                Notice address:

                                299 Bisheng Road
                                Suite 13-101
                                Pudong, Shanghai
                                China 201204

                                Attention: Jerry Jiyi WENG
                                Facsimile: (86-21) 5080-1333

                                INVESTOR:

                                BOFA CAPITAL COMPANY LIMITED


                                By: /s/ Lingyong Peng
                                    --------------------------------------------
                                Name: Lingyong Peng
                                Capacity: Authorized Signatory

                                Registered address:

                                c/o Maples Finance BVI Limited, P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands

                                Notice address:

                                Room 16D
                                Building 8
                                Shijicheng 3 Term
                                Haidian District
                                Beijing, P.R.China

                                Attention: Mr. Peng Lingyong
                                Facsimile: (86-10) 8889 1502

                             SCHEDULE OF DEFINITIONS

"2006 BUSINESS PLAN AND BUDGET" has the meaning set forth in Section 3.9.

"2006 AUDITED INCOME STATEMENT" means the consolidated income statement of the Company Group for the financial year ending December 31, 2006 audited and approved by the Auditor in conformity with IFRS or US GAAP (which shall be the same as the relevant accounting standards used in connection with the Company's Qualified IPO).

"2006 NET EARNINGS" means the US Dollar equivalent (based on the then applicable daily USD/CNY exchange rate set by the People's Bank of China and published by the State Administration of Foreign Exchange at www.safe.gov.cn for the Business Day immediately prior to December 31, 2006, rounded to the nearest ten thousandth USD) of the Net Earnings (as defined below) of the Company Group that is stated in Renminbi as determined from the 2006 Audited Income Statement.

"2006/2007 AUDITED INCOME STATEMENT" means the consolidated income statement of the Company Group for the financial period between July 1, 2006 and June 30, 2007 audited and approved by the Auditor in conformity with IFRS or US GAAP (which shall be the same as the relevant accounting standards used in connection with the Company's Qualified IPO).

"2006/2007 NET EARNINGS" means the US Dollar equivalent (based on the then applicable daily USD/CNY exchange rate set by the People's Bank of China and published by the State Administration of Foreign Exchange at www.safe.gov.cn for the Business Day immediately prior to June 30, 2007, rounded to the nearest ten thousandth USD) of the Net Earnings (as defined below) of the Company Group that is stated in Renminbi as determined from the 2006/2007 Audited Income Statement.

"2007 AUDITED INCOME STATEMENT" means the consolidated income statement of the Company Group for the financial year ending December 31, 2007 audited and approved by the Auditor in conformity with IFRS or US GAAP (which shall be the same as the relevant accounting standards used in connection with the Company's Qualified IPO).

"2007 NET EARNINGS" means the US Dollar equivalent (based on the then applicable daily USD/CNY exchange rate set by the People's Bank of China and published by the State Administration of Foreign Exchange at www.safe.gov.cn for the Business Day immediately prior to December 31, 2007, rounded to the nearest ten thousandth USD) of the Net Earnings (as defined below) of the Company Group that is stated in Renminbi as determined from the 2007 Audited Income Statement

"AFFILIATE" means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person.

"AGREEMENT" has the meaning ascribed to it in the preamble.

"ANCILLARY AGREEMENTS" means, collectively, the Shareholders Agreement, the Registration Rights Agreement, the Memorandum and Articles and any other document or agreement contemplated by this Agreement.

"ANNUAL BUSINESS PLAN AND BUDGET" means the annual business plan and budget of the Company and/or


                                     -DS 1-
the PRC Subsidiary, as may be amended from time to time.

"APPLICABLE LAW" means, with respect to any Person, all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority,
(b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

"AUDITOR" means an independent accounting firm duly appointed by the Board of Directors to serve as the Company's auditor, being one of the "Big-4" international accounting firms.

"BOOKS AND RECORDS" has the meaning set forth in Section 3.10.

"BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the PRC, Hong Kong or New York are authorized or required by law or governmental order to close.

"BUSINESS OR CONDITIONS OF THE COMPANY GROUP" means the business, condition (financial or otherwise), results of operation and assets and properties of the Company Group taken as a whole.

"CENTER" means the Hong Kong International Arbitration Centre.

"CLOSING" has the meaning set forth in Section 2.2.

"COMPANY" has the meaning ascribed to it in the preamble.

"COMPANY GROUP" means the Company and all Group Companies, taken together.

"COMPANY OPTION PLAN" means an employee stock option plan adopted by established by the Company on July 28, 2006 pursuant to which stock options may be granted out of the Company Option Pool.

"COMPANY OPTION POOL" means an aggregate of 9,058,000 Ordinary Shares which shall be reserved prior to the Closing, representing up to ten percent (10%) of the total number of issued and outstanding shares of the Company on an as converted and fully diluted basis immediately after the Closing, as may be adjusted from time to time pursuant to the Company Option Plan, to be issued to the Key Persons, officers, directors, consultants, employees or other service providers of the Company from time to time pursuant to the Company Option Plan.

"COMPETITOR" means any Person that may be reasonably deemed to be engaged in any business that develops, manufactures or produces solar grade silicon ingots and wafers.

"CONTRACT" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or binding understanding, whether or not in writing.

"CONTROL" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

"CONVERSION RATE" means the effective conversion rate, initially at 1:1 and subject to adjustment as provided in this Agreement and the Memorandum and Articles, at which the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, respectively, are converted into Ordinary Shares in accordance with the Memorandum and Articles.


                                     -DS 1-

"CONVERSION SHARES" means shares issuable upon conversion of the Series C Preferred Shares issued under this Agreement.

"DISCLOSURE SCHEDULE" has the meaning set forth in Section 3.

"ENVIRONMENT LAWS" means any applicable present national, territorial, provincial, foreign or local law, common law doctrine, rule, order, decree, judgment, injunction or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety, together with any other laws (national, territorial, provincial, foreign or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant including without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, ground water, personal property or structures.

"FINAL OWNERSHIP" has the meaning ascribed to it in Section 2.4(i)(a) hereof.

"FINANCING TERMS" has the meaning ascribed to it in Section 8.1 hereof.

"FOUNDER" has the meaning ascribed to it in the preamble.

"GOVERNMENTAL AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the PRC, any foreign country or any domestic or foreign state, county, city or other political subdivision including but not limited to MOFCOM and SAIC and their respective local and provincial branches or departments.

"GROUP COMPANY" means a Person (other than a natural person) that is a Subsidiary of the Company.

"GUARANTEED 2006 NET EARNINGS" means the guaranteed Net Earnings of the Company Group for the financial year ending December 31, 2006, being an amount that is US$30,000,000.

"GUARANTEED 2006/2007 NET EARNINGS" means the guaranteed Net Earnings of the Company Group for the financial period between July 1, 2006 and June 30, 2007, being an amount that is US$60,000,000.

"GUARANTEED 2007 NET EARNINGS" means the guaranteed Net Earnings of the Company Group for the financial year ending December 31, 2007, being an aggregate amount of US$110,000,000; it being understood that such guaranteed Net Earnings of the Company Group for the six months ending June 30, 2007 are US$50,000,000 and that for the six months ending December 31, 2007 are US$60,000,000.

"HAZARDOUS MATERIALS" means any chemical pollutant, contaminant, pesticide, petroleum or petroleum product or by-product, radioactive substance, solid waste, special, dangerous or toxic waste, hazardous or toxic substance, chemical or material regulated, limited or prohibited under any Environmental Law.

"HONG KONG" means the Special Administrative Region of Hong Kong.

"IFRS" means the International Financial Reporting Standards promulgated by the International Accounting Standards Board (IASB) (which includes standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions), together with its pronouncements thereon from time to time, and applied on a consistent basis.

"IMPROVEMENT" has the meaning set forth in Section 3.17(iii).


                                     -DS 1-

"INDEMNITEE" has the meaning set forth in Section 9.2(i).

"INDEMNIFIABLE LOSS" has the meaning set forth in Section 9.2(i).

"INITIAL OWNERSHIP" has the meaning set forth in Section 2.1(iii).

"INTELLECTUAL PROPERTY" means any and all (i) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author's rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor, and (viii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

"INVESTOR" or "INVESTORS" has the meaning ascribed to it in the preamble.

"KEY PERSONS" means Peng Xiaofeng, Shao Yonggan, Zhu Liangbao and all the other Persons listed in Exhibit I hereof.

"KNOWLEDGE" of a Party means the current actual knowledge of the executive officers of such Party principally responsible for the management of the business (including with respect to Intellectual Property) of such Party and its Subsidiaries.

"LAND USE RIGHTS" has the meaning set forth in Section 3.17(i).

"LEASE" has the meaning set forth in Section 3.17(ii).

"LICENSES" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Authority, including but not limited to the Licenses set forth in Section 3.6 of the Disclosure Schedule and the business licenses of the applicable Group Companies.

"MATERIAL ADVERSE CHANGE" has the meaning set forth in Section 5.20.

"MATERIAL ADVERSE EFFECT" means any (a) event, occurrence, fact, condition, change or development that has had a material adverse effect on the Business or Conditions of the Company Group, or (b) material impairment of the ability of any member of the Company Group to perform their respective material obligations hereunder or under each of the Ancillary Agreements, as applicable.

"MATERIAL ADVERSE EVENT" means any change, event or effect that (i) is or would be materially adverse to the Business or Conditions of the Company Group or (ii) is or would materially impair the validity or enforceability of this Agreement against the Company, the PRC Subsidiary or the Founder or (iii) is or would materially and adversely affect the Company, the PRC Subsidiary or the Founder's ability to


                                     -DS 1-
perform its obligations under this Agreement, any Ancillary Agreements or in connection with the transactions contemplated hereunder or thereunder.

"MATERIAL CONTRACT" means, with respect to any Person, any outstanding Contract material to the business of such Person as of or after the date hereof and includes, but is not limited to, those Contracts deemed material by Section 3.15(v).

"MATERIAL LICENSES" means the Licenses set forth in Section 3.6 of the Disclosure Schedule.

"MEMORANDUM AND ARTICLES" means the second amended and restated memorandum of association and the second amended and restated articles of association of the Company, as amended from time to time, attached hereto as Exhibit A.

"MOFCOM" means the Ministry of Commerce or, with respect to any matter to be submitted for examination and approval by the Ministry of Commerce, any government entity which is similarly competent to examine and approve such matter under the laws of the PRC.

"MORTGAGE" has the meaning set forth in Section 3.17(iv).

"NET EARNINGS" shall mean the consolidated and normalized positive profit after tax (less one-off, non-recurring and extraordinary items as well as stock compensation charges which are required to be deducted from the Company's income under the currently effective US GAAP or IFRS, if any, but plus any governmental grants and subsidies) attributable to the shareholders of the Company Group as audited by the Auditor in accordance with IFRS or US GAAP (which shall be the same as the relevant accounting standards used in connection with the Company's Qualified IPO).

"ORDINARY SHARES" has the meaning ascribed to it in Section 3.2(i)(a).

"PERSON" means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

"PRC" means the People's Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

"PRC SUBSIDIARY" has the meaning ascribed to it in the preamble.

"PREFERRED SHARES" has the meaning set forth in Section 3.2(i)(b).

"PROPRIETARY ASSETS" means all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, maskworks, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes of a company.

"QUALIFIED EXCHANGE" means (i) the New York Stock Exchange or the Nasdaq Stock Market's National Market System, or (ii) any other exchange of recognized international reputation and standing duly approved by the Company's Board of Directors, including the affirmative vote of the Investor Director.

"QUALIFIED IPO" means an initial public offering on a Qualified Exchange that values the Company at no less than US$1,210,000,000 immediately prior to the initial public offering with a per share offering price of no less than US$11.00 and that results in aggregate net proceeds to the Company of at least US$300,000,000. The selection of the lead underwriter(s) of the Qualified IPO shall be led by the


                                     -DS 1-
management of the Company and subject to the consent of the Investor Director, which consent shall not be unreasonably withheld.

"REPORT DATE" has the meaning set forth in Section 3.12(i).

"INDEPENDENT AUDIT REPORTS" has the meaning set forth in Section 3.12(i).

"SAFE" means the Sate Administration of Foreign Exchange of the PRC, and any PRC governmental body that is a successor thereto.

"SAIC" means the State Administration of Industry and Commerce or, with respect to the issuance of any business license or filing or registration to be effected with or by the State Administration of Industry and Commerce, any government entity which is similarly competent to issue such business license or accept such filing or registration under the laws of the PRC.

"SECURITIES" has the meaning set forth in Section 4.2.

"SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

"SENIOR MANAGER" means, with respect to any member of the Company Group, the chief executive officer, the chief financial officer, the chief operating officer, the chief technology officer and the vice presidents of such company.

"SERIES A SHAREHOLDERS" has the meaning set forth in Section 2.4(i)(a).

"SERIES A SHARE PURCHASE AGREEMENT" has the meaning set forth in Section 2.4(i)(a).

"SERIES A-1 PREFERRED SHARES" has the meaning set forth in Section 3.2(i)(b).

"SERIES A-2 PREFERRED SHARES" has the meaning set forth in Section 3.2(i)(b).

"SERIES B PREFERRED SHARES" has the meaning set forth in Section 3.2(i)(b).

"SERIES B SHARE PURCHASE AGREEMENT" has the meaning set forth in Section 2.4(i)(b).

"SERIES C PREFERRED SHARES" has the meaning set forth in Section 3.2(i)(b).

"SUBSIDIARY" means, with respect to any Person, a corporation or other entity that is, directly or indirectly, controlled by such Person, by the possession of the power to direct or cause the direction of the management and policies of first mentioned Person, whether through the ownership of voting securities or equity interest, by contract or otherwise.

"SUBSCRIPTION PRICE" has the meaning set forth in Section 2.1(iii).

"TAX" and "TAXES" means and includes any and all taxes, including any and all income, gross receipts, franchise, license, severance, stamp, occupation, premium, environmental, customs duties, capital stock, profits, unemployment, disability, real property, personal property, transfer, registration, value added, estimated, sales, use, excise, withholding, employment, payroll, social security taxes, and similar assessments, charges, and fees (including interest, penalties and additions to such taxes, penalties for failure to file or late filing of any return, report or other filing, and any interest in respect of such


                                     -DS 1-
penalties and additions) imposed or assessed by any federal, state or local taxing authority, including the Cayman Islands, Hong Kong or the PRC (or any political subdivision thereof or therein).

"TAX RETURNS" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"US GAAP" means generally accepted accounting principles in the United States, consistently applied.

"WARRANT" or "WARRANTS" means the Warrant(s) the Company issued to the holders of the Series A-1 Preferred Shares and the holders of the Series A-2 Preferred Shares pursuant to certain Warrant Purchase Agreement(s), each dated as of July 28, 2006.


                                     -DS 1-

                               DISCLOSURE SCHEDULE


                                     -DS 1-

                                   SCHEDULE A

                              INVESTORS AT CLOSING

                                                                          NUMBER OF SERIES C
                                                                           PREFERRED SHARES
           NAME                                ADDRESS                        SUBSCRIBED       SUBSCRIPTION PRICE
--------------------------   ------------------------------------------   ------------------   ------------------
Financiere Natexis           Natexis Private Equity Asia Limited               1,466,666          US$11,000,000
Singapore 4 Pte Ltd.         Suite 1808, 18/F Westgate Mall Plaza
                             1038 Nanjing West Road, Shanghai, China
                             200041

                             Attention: Gang Wang (Kevin)

CDH SolarFuture Limited      Level 30, Six Battery Road                        1,066,667          US$ 8,000,000
                             Singapore 049909

                             Attention: Mr. Lew Kiang Hua

Shine Field Investments      Registered address:                                 333,333          US$ 2,500,000
Limited                      P.O. Box  957,  Offshore Incorporations
                             Centre, Road Town, Tortola, BVI

                             Notice address:
                             c/o Petrius Lui or Ignatius Seu
                             41st Floor Jardine House
                             1 Connaught Place
                             Hong Kong

                             Attention: Petrius Lui or Ignatius Seu


                                     -SCH A-

China Environment Fund       Registered address:                                  66,667          US$   500,000
2002, LP.                    P.O. Box 908, George Town, Cayman Islands

                             Notice address:
                             c/o Tsinghua Venture Capital Management
                             A 23-2, SP Tower, Tsinghua Science Park,
                             Beijing, China 100084

                             Attention: Dr. Catherine Cao

Silverpointe Investments     Registered address:                                  25,233          US$   189,249
Ltd.                         Portcullis TrustNet (BVI) Limited
                             Portcullis TrustNet Chambers
                             P.O. Box 3444, Road Town, Tortola, British
                             Virgin Islands

                             Notice address:
                             8 Cross Street, #28-01 PWC Building,
                             Singapore 048424

                             Attention: Chiang Heng Liang

MUS Roosevelt China          c/o MUS Roosevelt Capital Partners, Ltd.             20,049          US$   150,366
Pacific Fund L.P.            Offshore Incorporations (Cayman) Limited
                             Scotia Centre 4/F
                             P.O. Box 2804
                             George Town, Grand Cayman, Cayman Islands

                             With a copy to:
                             Mitsubishi UFJ Securities (HK) Capital,
                             Limited
                             11/F, AIG Tower
                             One Connaught Road
                             Central, Hong Kong

                             Attention: Mr. Jun Otsuka (Managing
                             Director)


                                     -SCH A-

Tech Team Holdings Limited   Registered address:                                  20,048          US$   150,358
                             2nd Floor, Abbott Building, Road Town,
                             Tortola, British Virgin Islands

                             Notice address:
                             299 Bisheng Road
                             Suite 13-101
                             Pudong, Shanghai
                             China 201204

                             Attention: Jerry Jiyi WENG

BOFA Capital Company         Registered address:                                   1,337          US$    10,027
Limited                      c/o Maples Finance BVI Limited, P.O. Box
                             173, Kingston Chambers, Road Town,
                             Tortola, British Virgin Islands

                             Notice address:
                             Room 16D
                             Building 8
                             Shijicheng 3 Term
                             Haidian District
                             Beijing, P.R.China

                             Attention: Mr. Peng Lingyong
                                                                               ---------          -------------
TOTAL                                                                          3,000,000          US$22,500,000
                                                                               =========          =============


                                     -SCH A-

                                    EXHIBIT A

               THIRD AMENDED AND RESTATED MEMORANDUM AND ARTICLES


                                     -EXH A-

                                    EXHIBIT B

                                   [RESERVED]


                                     -EXH B-

                                    EXHIBIT C

                          2006 BUSINESS PLAN AND BUDGET


                                     -EXH C-

                                    EXHIBIT D

     CONFIDENTIALITY, ASSIGNMENT OF INVENTIONS AND NON-COMPETITION AGREEMENT


                                     -EXH D-

                                    EXHIBIT E

                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT


                                     -EXH E-

                                    EXHIBIT F

                 OPINION OF THE COMPANY'S CAYMAN ISLANDS COUNSEL


                                     -EXH F-

                                    EXHIBIT G

                      OPINION OF THE COMPANY'S PRC COUNSEL


                                     -EXH G-

                                    EXHIBIT H

            SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


                                   -EXHIBIT H-

                                    EXHIBIT I

                                   KEY PERSONS

Peng Xiaofeng
Zhu Liangbao
Shao Yonggang
Jack Lai
Nicola Sarno
Yao Qiqiang
Kuo Lung Lin
Alberto Di Gaetano
Rosseio Pleiro
Cui Rong Qiang
Martin Huang
Fu Xiangqun
Huang Qiumao
Fu Delin
Huang Weixing
Lu Xiaodong
Song Yong
Lin Qinyun
Renato Alberto Cabrini
Xing Guo Ping
Peng Zhijian
Chen Jianwen


                                      EXH I